UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 2005



                             ONE LINK 4 TRAVEL, INC
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             (Exact name of registrant as specified in its charter)

          Delaware                   333-81922                   43-1941213
(State or other jurisdiction      (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)


One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA           94105
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           (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (415) 293-8277
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.03  Amendments to Articles of Incorporation or Bylaws;
           Change in Fiscal Year

     Effective August 24, 2005, the Board of Directors of One Link 4 Travel, Inc. (the "Company") approved Amended and Restated Bylaws of the Company. A number of changes were made to the original Bylaws of the Company in the Amended and Restated Bylaws, including, but not limited to, the following:

o The Amended and Restated Bylaws reflect the change of the Company's name from National Pizza Corporation to One Link 4 Travel, Inc. The Company changed its name from National Pizza Corporation to BSP ONElink, Inc. in September 2002 and again changed its name to One Link 4 Travel, Inc. in January 2004;

o Provisions have been added to provide the means by which a stockholder of the Company may properly bring a matter before the annual meeting of stockholders, including the means by which a stockholder may nominate a person for Director of the Company;

o Special meetings of stockholders may only be called by a majority of the Board of Directors. Pursuant to the original Bylaws, special meetings of stockholders could also be called by the Chairman of the Board of Directors;

o No stockholder action may now be taken by written consent without a meeting;

o Provisions have been added to provide that Directors may participate in meetings of the Board of Directors or any committee, by means of conference telephone, video conference or similar communications equipment;

o Provisions have been added relating to audit, compensation, nominating and other committees of the Board of Directors;

o The officers of the Company now include a Chief Financial Officer, and the duties and responsibilities of each officer is outlined in the Amended and Restated Bylaws;

o Indemnification provisions have been amended to provide that, as set forth in the original Bylaws, the Company shall indemnify its directors, enumerated officers, and may indemnify other officers, employees and agents to the fullest extent permitted by Delaware law; however, the Company may limit the extent of this indemnification for directors and enumerated officers by individual contracts;

o The term "good faith" is defined in the Amended and Restated Bylaws, for purposes of determining whether, with respect to indemnification purposes only, a director or officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation;

o Other provisions regarding the obligations and rights of the Company with respect to indemnification have been expanded and clarified;



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o    The means by which the Board of Directors may declare dividends has been added to the Amended and Restated Bylaws; and

o Provisions regarding transactions involving the Company and interested directors has been removed; however, Delaware law provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if:

     (1) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (2) The material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

     (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     The description of the Amended and Restated Bylaws above does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed as an exhibit to this Current Report.


Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

3.1     Amended and Restated Bylaws of One Link 4 Travel, Inc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 16, 2005                      ONE LINK 4 TRAVEL, INC



                                               By:    /s/ F. W. Guerin
                                                  --------------------
                                               F. W. Guerin
                                               Chief Executive Officer




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